UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2005

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
2.01	Completion of Acquisition or Disposition of Assets	3

2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant	3

9.01	Financial Statements and Exhibits	3

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Item 2.01 Completion of Acquisition or Disposition of Assets

On June 27, 2005, we completed the acquisition of 100% ownership of Shopzilla. Shopzilla operates a comparison shopping search engine that helps on-line shoppers find products offered for sale on the Web by participating retailers. Shopzilla aggregates and organizes information on more than 30 million products from 55,000 retailers. Shopzilla also operates BizRate, a popular Web-based consumer feedback network with about 1 million consumer reviews of stores and products added each month.

Consideration paid for the transaction was $525 million in cash. In addition, Shopzilla shareholders also received the amount of Shopzilla’s net working capital at the time of closing, which was about $39 million. The acquisition was financed through cash on hand and additional debt borrowings.

A copy of the press release is filed as Exhibit 99.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2005, we issued $393 million of commercial paper under our variable-rate credit facilities. In addition, we borrowed $100 million under a bridge loan that bears interest at 3.3%. The borrowings were used to complete the acquisition of Shopzilla.

On June 30, 2005, we completed the sale of $150 million of 4.3% Notes due 2010 (the “Notes”) in a public offering through Credit Suisse First Boston. The Notes are registered on a Registration Statement on Form S-3 of The E.W. Scripps Company filed with the Securities and Exchange Commission on October 7, 2002 (file number 333-100390). The issuance of the Notes reduced our remaining availability under the shelf registration to $300 million.

The net proceeds of $148.9 million were used to reduce short-term indebtedness incurred in the acquisition of Shopzilla, including our obligations under the $100 million bridge loan.

Interest on the Notes will accrue from June 30, 2005, at the rate of 4.30% per annum and will be payable semi-annually on June 30th and December 30th of each year. Interest will be computed on the Notes on the basis of a 360-day year of twelve 30-day months.

The Notes will be redeemable, in whole or in part, at our option at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 10 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Item
99.01	Press release dated June 27, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: June 30, 2005

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